UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2006

Centene Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33395

Delaware	42-1406317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-725-4477
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On April 25, 2006, we held our annual meeting of stockholders. At the meeting, Frederick H. Eppinger was elected to the board of directors for a three year term. Current directors, Robert K. Ditmore and David L. Steward were also elected for new three year terms. Additionally, our stockholders ratified the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2006.

Also on April 25, 2006, our board of directors, at its annual meeting, elected our senior management team consisting of:

Michael F. Neidorff, Chairman, President and Chief Executive Officer

J. Per Brodin, Senior Vice President and Chief Financial Officer, Secretary and Treasurer
Joseph P. Drozda, Jr., M.D., Executive Vice President and Chief Medical Officer
Marie J. Glancy, Senior Vice President, Operational Services and Regulatory Affairs
Carol E. Goldman, Senior Vice President and Chief Administrative Officer
Cary D. Hobbs, Senior Vice President, Strategy and Business Implementation
Robert C. Packman, M.D., Senior Vice President, Medical Affairs
William N. Scheffel, Senior Vice President and Chief Executive, Specialty Business Unit
Glendon A. Schuster, Senior Vice President and Chief Information Officer
Joy D. Wheeler, Senior Vice President, Health Plan Business Unit Development
Lisa M. Wilson, Senior Vice President, Investor Relations
Karey L. Witty, Senior Vice President and Chief Executive, Health Plan Business Unit

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centene Corporation

Date: April 27, 2006	By:	/s/ J. Per Brodin
J. Per Brodin
Senior Vice President and Chief Financial Officer, Secretary and Treasurer